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                                                               EXHIBIT 4.1


                          THIRD SUPPLEMENTAL INDENTURE

         THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 6, 2003, among TriMas Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").


                               W I T N E S S E T H


         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of June 6, 2002, as supplemented, pursuant to which $437,773,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the "Notes") were issued;


         WHEREAS, the Indenture provides that under certain circumstances the Company, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holders of Notes; and


         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.


         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


         2. AMENDMENT TO SECTION 2.12 OF THE INDENTURE. Section 2.12 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:


        "Section 2.12 Liquidated Damages Payments and Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. If the Company is required to pay Liquidated Damages, notwithstanding anything to the contrary in this Indenture, the Notes or the Registration Rights Agreement, the Company may pay such Liquidated Damages to the Persons who are Holders of Notes upon which Liquidated Damages have accrued on a special record date, provided that such special record date is no later than the next June 1 or December 1. The Company will notify the Trustee in writing of the amount of defaulted interest or Liquidated Damages proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date (which payment date may be subsequently modified by the Company upon 3 Business Days prior written notice to the Trustee), provided that no such special record date in respect of defaulted interest may be less than



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10 days prior to the related payment date for such defaulted interest. At least
15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders entitled to receive defaulted interest or Liquidated Damages, as the case may be, a notice that states the special record date, the related payment date and the amount of such interest to be paid. No less than 3 Business Days prior to any payment date fixed pursuant to this Section 2.12 in respect of Liquidated Damages, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Liquidated Damages, such money when deposited to be held in trust for the benefit of the Holders entitled to such Liquidated Damages."

         3. AMENDMENT TO SECTION 4.01 OF THE INDENTURE. The first paragraph of Section 4.01 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

  "The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. The Company shall pay or cause to be paid Liquidated Damages, if any, in the manner provided in Section 2.12 of this Indenture, the Registration Rights Agreement or the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in either the Registration Rights Agreement or pursuant to Section 2.12 of this Indenture."

         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.



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 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  August 6, 2003

                                  TriMas Corporation


                                  By:    /s/ Todd R. Peters
                                         -------------------------------------
                                         Name: Todd R. Peters
                                         Title: Executive Vice President & CFO



                                   GUARANTORS:

                                   Arrow Engine Company
                                   Beaumont Bolt & Gasket, Inc.
                                   Cequent Towing Products, Inc.
                                   Cequent Trailer Products, Inc.
                                   Commonwealth Disposition LLC
                                   Compac Corporation
                                   Consumer Products, Inc
                                   Cuyam Corporation
                                   Di-Rite Company
                                   Entegra Fastener Corporation
                                   Fittings Products Co., L.L.C.
                                   HammerBlow Acquisition Corp
                                   The HammerBlow Corporation
                                   HammerBlow LLC
                                   Hidden Hitch Acquisition Company
                                   Highland Group Corporation
                                   Hitch `N Post, Inc.
                                   Industrial Bolt & Gasket, Inc.
                                   K.S. Disposition, Inc.
                                   Keo Cutters, Inc.
                                   Lake Erie Screw Corporation
                                   Lamons Metal Gasket Co.
                                   Louisiana Hose & Rubber Co.
                                   Monogram Aerospace Fasteners, Inc.
                                   Netcong Investments, Inc.
                                   NI Foreign Military Sales Corp.
                                   NI Industries, Inc.
                                   NI West, Inc.
                                   Norris Cylinder Company
                                   Reska Spline Products, Inc.
                                   Richards Micro-Tool, Inc.
                                   Rieke Corporation
                                   Rieke Leasing Co., Incorporated
                                   Rieke of Indiana, Inc.
                                   Rieke of Mexico, Inc.
                                   Tekonsha Towing Systems, Inc.
                                   TriMas Company LLC
                                   TriMas Fasteners, Inc.






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                                   TriMas Services Corp.


                                   By:    /s/ Todd R. Peters
                                          --------------------------------
                                          Name: Todd R. Peters
                                          Title:   Vice President





                                   The Bank of New York,
                                    as Trustee


                                   By:    /s/ Cynthia Chaney
                                          --------------------------------
                                          Authorized Signatory